Exhibit 99.01
Dexcom Reports Third Quarter 2020 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-October 27, 2020) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights:

•Revenue grew 26% versus the same quarter of the prior year to $500.9 million
•U.S. revenue growth of 29% and international revenue growth of 17%
•GAAP operating income of $94.1 million or 18.8% of revenue, an increase of 470 basis points compared to the third quarter of 2019. Non-GAAP operating income* of $95.0 million or 19.0% of revenue, an increase of 410 basis points over the same quarter of the prior year

Strategic Highlights:

•Established the first-ever registry dedicated to tracking outcomes of in-hospital real-time CGM use in response to the COVID-19 pandemic
•Initiated the Patient Assistance Program to assist current U.S. customers who have lost their health insurance coverage as a result of the impact of the COVID-19 pandemic
•After the conclusion of the quarter, announced a joint program with Eli Lilly and Company for U.S. healthcare providers about Lilly's new rapid-acting mealtime insulin Lyumjev™ and Dexcom G6 CGM systems

“The third quarter was another strong period of growth for Dexcom as awareness of our technology continues to grow in this time of heightened focus on glycemic health,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “We are once again pleased to raise our full-year 2020 guidance as our teams press forward to close the year strong and execute on our strategic initiatives.”

2020 Annual Guidance

The company is updating guidance for fiscal year 2020 revenue, gross profit, operating margin, and Adjusted EBITDA margin as follows:
•Revenue of approximately $1.900 billion (29% growth)
•Non-GAAP Gross profit margin to meet or exceed 66%
•Non-GAAP Operating margin to meet or exceed 16%
•Adjusted EBITDA margin to meet or exceed 26%

Third Quarter 2020 Financial Results

Revenue: In the third quarter of 2020, worldwide revenue grew 26% to $500.9 million, up from $396.3 million in the third quarter of 2019. Volume growth in conjunction with strong new patient additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

Gross Profit: GAAP gross profit totaled $340.4 million or 68.0% of sales for the third quarter of 2020, compared to $246.9 million or 62.3% of sales in the third quarter of 2019. Non-GAAP gross profit*

totaled $340.7 million or 68.0% of sales for the third quarter of 2020, compared to $246.9 million or 62.3% of sales in the third quarter of 2019.

Operating Income: GAAP operating income for the third quarter of 2020 was $94.1 million, compared to a GAAP operating income of $56.0 million for the third quarter of 2019.

Non-GAAP operating income* for the third quarter of 2020 was $95.0 million, compared to non-GAAP operating income of $59.1 million for the third quarter of 2019. The third quarter 2019 non-GAAP amount excludes $2.8 million of business transition and related costs.

Net Income and Net Income per Share: GAAP net income was $72.2 million, or $0.73 per diluted share, for the third quarter of 2020, compared to a GAAP net income of $45.8 million, or $0.50 per diluted share, for the same quarter of 2019.

Non-GAAP net income* was $93.6 million, or $0.94 per diluted share, for the third quarter of 2020, compared to non-GAAP net income of $60.4 million, or $0.65 per diluted share, for the same quarter of 2019. The third quarter 2020 non-GAAP amount excludes $20.0 million of non-cash interest expense related to Dexcom’s senior convertible notes. The third quarter 2019 non-GAAP amount excludes $11.5 million of non-cash interest expense related to Dexcom’s senior convertible notes and $2.8 million of business transition and related costs.

Cash and Liquidity: As of September 30, 2020, Dexcom held $2.60 billion in cash and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (800) 447-0521 (US/Canada) or (847) 413-3238 (International) and use the confirmation number “49260065” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table E.

About DexCom, Inc.

Dexcom, Inc. empowers people to take control of diabetes through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, California, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom simplifies and improves diabetes management around the world.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including statements with respect to the impacts of the COVID-19 pandemic on Dexcom and our outlook for the full year 2020. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, as filed with the Securities and Exchange Commission on October 27, 2020. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

MEDIA CONTACT:
James McIntosh
(619) 884-2118

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value and share data)

	September 30, 2020	December 31, 2019
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$673.5	$446.2
Short-term marketable securities	1,930.3	1,087.1
Accounts receivable, net	370.0	286.3
Inventory	200.7	119.8
Prepaid and other current assets	62.6	30.0
Total current assets	3,237.1	1,969.4
Property and equipment, net	461.8	321.3
Operating lease right-of-use assets	94.3	71.5
Goodwill	19.0	18.6
Other assets	21.0	14.2
Total assets	$3,833.2	$2,395.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$397.0	$256.4
Accrued payroll and related expenses	92.1	88.5
Short-term operating lease liabilities	15.8	13.6
Deferred revenue	1.5	1.7
Total current liabilities	506.4	360.2
Long-term senior convertible notes	1,645.8	1,059.7
Long-term operating lease liabilities	103.2	72.4
Other long-term liabilities	78.5	20.1
Total liabilities	2,333.9	1,512.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value, 200.0 million shares authorized; 96.8 million and 96.0 million shares issued and outstanding, respectively, at September 30, 2020; and 92.4 million and 91.6 million shares issued and outstanding, respectively, at December 31, 2019	0.1	0.1
Additional paid-in capital	2,153.7	1,675.9
Accumulated other comprehensive income	2.8	2.3
Accumulated deficit	(557.3)	(695.7)
Treasury stock, at cost; 0.8 million shares at September 30, 2020 and December 31, 2019	(100.0)	(100.0)
Total stockholders’ equity	1,499.3	882.6
Total liabilities and stockholders’ equity	$3,833.2	$2,395.0

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$500.9	$396.3	$1,357.8	$1,013.2
Cost of sales	160.5	149.4	476.8	391.0
Gross profit	340.4	246.9	881.0	622.2
Operating expenses:
Research and development	87.7	66.7	240.7	194.7
Selling, general and administrative	158.6	124.2	444.8	386.7
Total operating expenses	246.3	190.9	685.5	581.4
Operating income	94.1	56.0	195.5	40.8
Interest expense	(24.4)	(15.1)	(60.1)	(45.0)
Loss on extinguishment of debt	(0.5)	—	(5.9)	—
Loss from equity investments	—	—	—	(4.2)
Interest and other income, net	5.9	4.9	14.2	18.3
Income before income taxes	75.1	45.8	143.7	9.9
Income tax expense	2.9	—	5.3	1.5
Net income	$72.2	$45.8	$138.4	$8.4

Basic net income per share	$0.75	$0.50	$1.48	$0.09
Shares used to compute basic net income per share	95.8	91.3	93.8	90.9
Diluted net income per share	$0.73	$0.50	$1.43	$0.09
Shares used to compute diluted net income per share	99.5	92.5	96.9	92.2

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
U.S. revenue	$398.6	$308.8	$1,058.0	$785.6
Year over year growth	29%	53%	35%	46%
% of total revenue	80%	78%	78%	78%

International revenue	$102.3	$87.5	$299.8	$227.6
Year over year growth	17%	36%	32%	46%
% of total revenue	20%	22%	22%	22%

Total revenue (1)	$500.9	$396.3	$1,357.8	$1,013.2
Year over year growth	26%	49%	34%	46%
(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Sensor and other revenue (1) (2)	$406.3	$317.2	$1,095.8	$789.5
Year over year growth	28%	64%	39%	56%
% of total revenue	81%	80%	81%	78%

Hardware revenue (1)(3)	$94.6	$79.1	$262.0	$223.7
Year over year growth	20%	9%	17%	19%
% of total revenue	19%	20%	19%	22%

Total revenue (4)	$500.9	$396.3	$1,357.8	$1,013.2
Year over year growth	26%	49%	34%	46%
(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP gross profit	$340.4	$246.9	$881.0	$622.2
COVID-19 costs (1)	0.3	—	8.1	—
Non-GAAP gross profit	$340.7	$246.9	$889.1	$622.2

GAAP operating income	$94.1	$56.0	$195.5	$40.8
Amortization of intangible assets	0.7	0.3	1.9	1.0
Business transition and related costs (2)	0.1	2.8	0.4	15.9
COVID-19 costs (1)	0.1	—	11.1	—
Litigation settlement costs (3)	—	—	6.1	—
Non-GAAP operating income	$95.0	$59.1	$215.0	$57.7

GAAP net income	$72.2	$45.8	$138.4	$8.4
Business transition and related costs (2)	0.1	1.7	0.4	13.4
COVID-19 costs (1)	0.1	—	11.1	—
Depreciation and amortization	18.4	12.9	46.7	34.4
Litigation settlement costs (3)	—	—	6.1	—
Loss on extinguishment of debt (5)	0.5	—	5.9	—
Loss from equity investments (6)	—	—	—	4.2
Share-based compensation	30.7	24.4	85.3	79.1
Interest expense and interest income	22.0	7.7	48.1	23.5
Income tax expense	2.9	—	5.3	1.5
Adjusted EBITDA	$146.9	$92.5	$347.3	$164.5

GAAP net income	$72.2	$45.8	$138.4	$8.4
Amortization of intangible assets	0.7	0.3	1.9	1.0
Business transition and related costs (2)	0.1	2.8	0.4	15.9
COVID-19 costs (1)	0.1	—	11.1	—
Litigation settlement costs (3)	—	—	6.1	—
Non-cash interest expense (4)	20.0	11.5	48.3	34.1
Loss on extinguishment of debt (5)	0.5	—	5.9	—
Loss from equity investments (6)	—	—	—	4.2
Tax effect of adjustments (7)	—	—	—	—
Non-GAAP net income	$93.6	$60.4	$212.1	$63.6

GAAP diluted net income per share	$0.73	$0.50	$1.43	$0.09
Amortization of intangible assets	0.01	—	0.02	0.01
Business transition and related costs (2)	—	0.03	—	0.17
COVID-19 costs (1)	—	—	0.11	—
Litigation settlement costs (3)	—	—	0.06	—
Non-cash interest expense (4)	0.20	0.12	0.50	0.37
Loss on extinguishment of debt (5)	0.01	—	0.06	—
Loss from equity investments (6)	—	—	—	0.05
Tax effect of adjustments (7)	—	—	—	—
Non-GAAP net income per share (8)	$0.94	$0.65	$2.19	$0.69

Shares used in GAAP diluted per share calculations	99.5	92.5	96.9	92.2
Shares used in non-GAAP per share calculations	99.5	92.5	96.9	92.2

(1) Represents costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely.

(2) Business transition costs are primarily related to the Restructuring Plan that DexCom announced on February 21, 2019.
(3) Represents costs associated with a settlement of litigation and proceedings related to a patent infringement lawsuit.
(4) Non-cash interest expense represents accretion of the debt discount associated with our senior convertible notes.
(5) Loss on extinguishment of debt is related to the repurchase and conversions of our Senior Convertible Notes due 2022.
(6) Loss from equity investments is related to our investment in Tandem Diabetes Care, Inc.
(7) We are tax-effecting GAAP-only items at a 0% tax rate because we record a full valuation allowance on our deferred tax assets.
(8) The sum of the non-GAAP net income per share components may not equal the totals due to rounding.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated October 27, 2020 contains non-GAAP financial measures. Table E reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share as well as adjusted EBITDA.

Dexcom reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We believe that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from non-GAAP gross profit:
•COVID-19 costs

We exclude the following items from non-GAAP operating income:
•Amortization of intangible assets
•Collaborative research and development fees
•Business transition and related costs
•COVID-19 costs
•Litigation settlement costs

In addition to the items listed above, we exclude the following items from non-GAAP net income and non-GAAP net income per share:
•Non-cash interest expense on senior convertible notes
•Loss on extinguishment of debt
•Income and loss from equity investments
•Income tax effects of non-GAAP adjustments

We believe that presentation of financial results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results as well as comparison of operating results across reporting periods. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management.

The following are descriptions of the items we exclude from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share.

Amortization of intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity on our balance sheet and amortize them over their useful lives. We exclude these non-cash amortization charges from our non-GAAP financial measures.

Collaborative research and development fees. Represents milestone and incentive payments under our collaborative research and development arrangement. We may elect to pay these fees by issuing shares of our common stock, and when we do so we exclude these non-cash fees from our non-GAAP financial measures.

Business transition and related costs. Represents costs associated with acquisition, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities. We exclude business transition and related costs from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

COVID-19 costs. Represents costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely. Cost incurred include items like incremental payroll costs, consulting support, IT infrastructure and facilities related costs. We exclude these costs from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

Litigation settlement costs. Represents costs associated with the settlement of litigation and proceedings related to a patent infringement lawsuit. We exclude significant one-time litigation settlement charges and related costs when evaluating our operating performance because we do not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of our operating performance.

Non-cash interest expense on senior convertible notes. Represents the accretion of the debt discount associated with our senior convertible notes. We exclude these non-cash interest expenses from our non-GAAP financial measures.

Loss on extinguishment of debt. Represents losses associated with repurchases and/or conversions of our senior convertible notes. We exclude these losses from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

Income and loss from equity investments. Income and loss from equity investments is related to our investment in Tandem Diabetes Care. We exclude income and loss from equity investments from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

Income tax effects of non-GAAP adjustments. We currently reflect no income tax effects for our non-GAAP adjustments because we record a full valuation allowance on our deferred tax assets.

Adjusted EBITDA excludes non-cash operating charges for share-based compensation and depreciation and amortization as well as non-operating items such as interest income, interest expense, loss on extinguishment of debt, income and loss from equity investments, and income tax expense. For the reasons explained above, adjusted EBITDA also excludes non-cash collaborative research and development fees, business transition and related costs, COVID-19 costs, and litigation settlement costs.